Exhibit 99.B

Anasazi Partners III, LLC

Manager: C.P. Baker, LLC

Anasazi Partners III Offshore, Ltd.

Manager: C.P. Baker, LLC

Directors: Christopher P. Baker, Robin J. Bedford, Derek H.L. Buntain

Anasazi Partners II, LLC

Manager: C.P. Baker, LLC

Cimarolo Partners, LLC

Manager: C.P. Baker, LLC

Christopher P. Baker C/F Derek Baker UGMA

Custodian: Christopher P. Baker

Christopher P. Baker C/F Christina Baker UGMA

Custodian: Christopher P. Baker

Catanese Family 2005 Minority Trusts, FBO Allyson Catanese

Trustee: Christopher P. Baker

Catanese Family 2005 Minority Trusts, FBO Michelle Catanese

Trustee: Christopher P. Baker

Catanese Family 2005 Minority Trusts, FBO Anthony Catanese Jr.

Trustee: Christopher P. Baker